As filed with the Securities and Exchange
Commission on November 8, 2004                           Registration No. [____]
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -------------------------

                                    FORM S-8
                            -------------------------

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                         COMMISSION FILE NO.: 000-050469

                              VERIDIUM CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


Delaware                                                            59-3764931
--------------------------------------------------------------------------------
(State of other jurisdiction of                                 (IRS Employer
incorporation or organization)                               Identification No.)

1 JASPER STREET, PATERSON, NEW JERSEY                                    07522
--------------------------------------------------------------------------------
(Address of principal executive offices)                             (Zip Code)

                      2003 Stock Option/Stock Issuance Plan
--------------------------------------------------------------------------------
                            (Full title of the plan)


                                Kevin E. Kreisler
                      Chairman and Chief Executive Officer
                              VERIDIUM CORPORATION
                                One Jasper Street
                           Paterson, New Jersey 07522
                                 (973) 942-7700
            (Name, address and telephone number of agent for service)
                          -----------------------------
                          Copies of Communications to:
                             Jeffrey A. Baumel, Esq.
                             McCarter & English, LLP
                               Four Gateway Center
                               100 Mulberry Street
                            Newark, New Jersey 07102
                                 (973) 622-4444
                          ----------------------------



                         CALCULATION OF REGISTRATION FEE

------------------------- ---------------------- ----------------------- ------------------------ -------------------
                           Proposed maximum        Proposed maximum
 Title of each class of       Amount to be         offering price per      aggregate offering         Amount of
    securities to be           registered               unit (1)                price (1)          registration fee
       registered
------------------------- ---------------------- ----------------------- ------------------------ -------------------
Common Stock, par value
$0.001 per share                4,000,000                $0.12                  $480,000                 $61
------------------------- ---------------------- ----------------------- ------------------------ -------------------

(1) Computed pursuant to Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and not as a representation as to any actual proposed price. The offering price per share, maximum aggregate offering price and registration fee is based upon the average of the high and the low price on the Over-the-Counter Bulletin Board on October 28, 2004.

                                EXPLANATORY NOTE

This registration statement contains two parts. The first part of this registration statement contains a prospectus prepared in accordance with Part I of Form S-3, pursuant to General Instruction C to Form S-8. The prospectus filed as part of this Registration Statement has been prepared in accordance with the requirements of Form S-3 and may be used for reofferings and resales of registered shares of common stock which have been issued upon the grants of common stock to employees, non-employee directors and consultants of the Company. The second part of this registration statement covers the registration of 2,500,000 shares of common stock to be issued in connection with the Company's 2003 Stock Option/Stock Issuance Plan and contains information required under Part II of Form S-8.


                                   PROSPECTUS

                              VERIDIUM CORPORATION

                        4,000,000 Shares of Common Stock

This prospectus relates to the sale of up to 4,000,000 shares of common stock of Veridium Corporation offered by certain holders of our securities acquired by their compensation agreements with Veridium Corporation. Of such shares, we are registering 2,500,000 shares of common stock to be issued in connection with our 2003 Stock Option/Stock Issuance Plan. The shares may be offered by the selling stockholders from time to time in regular brokerage transactions, in transactions directly with market makers or in certain privately negotiated transactions. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution." We will not receive any of the proceeds from the sale of the shares by the selling stockholders. Each of the selling stockholders may be deemed to be an "underwriter," as such term is defined in the Securities Act of 1933.

Our common stock trades on the Over-The-Counter Bulletin Board under the symbol "VRDM." On October 28, 2004, the closing sale price of the common stock was $0.12 per share.

The securities offered hereby are speculative and involve a high degree of risk. See the section titled "Risk Factors," below.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is November 8, 2004.

--------------------------------------------------------------------------------
No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by us, the Selling Stockholders or any underwriter. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any security other than the common stock offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any security by any person in any jurisdiction in which such offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, imply that the information in this prospectus is correct as of any time subsequent to the date of this prospectus.
--------------------------------------------------------------------------------


                                TABLE OF CONTENTS
                                                                                                       Page
Prospectus Summary                                                                                      3
Risk Factors                                                                                            5
Selling Stockholders                                                                                    8
Plan of Distribution                                                                                    9
Information Incorporated by Reference                                                                  10
Disclosure of Commission Position on Indemnification For Securities Act Liabilities                    10
Available Information                                                                                  11

[GRAPHIC OMITTED]
                               PROSPECTUS SUMMARY

You should read this summary together with the more detailed information, including our financial statements and related notes, appearing elsewhere in this prospectus. In this prospectus, "we", "us", "our" and "the Company" refer to Veridium Corporation unless the context requires otherwise.

                              VERIDIUM CORPORATION

     We  are  an  environmental   services   provider  that  uses  patented  and
proprietary green technologies to recycle, reuse and mine all recoverable resources from industrial hazardous wastes in a safe, compliant and cost-effective manner. Our services include:

o Recycling Services - we provide the service of recycling hazardous wastes (for which we charge retail and wholesale tipping fees that are comparable to disposal fees), from which we mine commodities (which we then market and sell to manufacturers); and

o Environmental Services - for similar tipping fees, we provide a series of broader value-added environmental services incidental to and in furtherance of our recycling services, including transportation, distribution, remedial and other related services.

We intend to build a fully integrated national hazardous waste recycling company. We plan to do this in several ways: organically, through the expansion of our existing services, acquisitively, through the accretive consolidation of strategic assets, and through the ongoing development and commercialization of profitable green technologies. Our ambition is to be viewed as the leading provider of value-added, environmentally conscious and cost-effective hazardous waste management services based on our green technologies.

                                   OUR OFFICES

Our principal executive offices are located at One Jasper Street, Paterson, New Jersey 07522, and our telephone number is (973) 942-7700. Our Internet address is www.veridium.com. The information on our web site is not incorporated by reference into, and does not constitute part of, this prospectus.

                                  THE OFFERING

Shares of common stock offered     4,000,000

Use of Proceeds                    We will not be receiving any proceeds from
                                   the sale of the shares of common stock
                                   offered in this prospectus.

OTC Bulletin Board Symbol          VRDM

                                  RISK FACTORS

Prospective investors should carefully consider the following factors, in addition to the other information contained in this prospectus, in connection with an investment in the common stock offered hereby. This prospectus contains certain forward-looking statements, which involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including those set forth below and elsewhere in this prospectus. An investment in the common stock offered hereby involves a high degree of risk and is suitable only for investors who are able to afford to lose their entire investment.

Despite our recent net income, we have a history of losses from operations, we have received a going concern opinion from our independent registered public accounting firm, and may incur additional losses in the future which could adversely affect our operations and your investment in our common stock.

     We posted an audited net loss of $14,220,040 for the year ended December 31, 2003. Our accumulated deficit was $26,971,713 at December 31, 2003. Our unaudited consolidated balance sheet as of June 30, 2004, reflected an accumulated deficit of $27,084,545. As of June 30, 2004 the Company had approximately $233,000 in cash, and current liabilities exceeded current assts by approximately $1,799,000 including $744,000 in liabilities that are convertible into equity. If we fail to sustain profitability in the future, we may be unable to fund our continuing operations. As a result of the matters described in the preceding paragraph, the Independent Registered Public Accounting Firms' Report on our financial statements includes a paragraph indicating doubt about our ability to continue as a going concern. The financial statements included in the prospectus do not include any adjustments that might be necessary if we are unable to continue as a going concern.

Our industrial waste management services subject us to potential environmental liability.

     Our business of rendering services in connection with management of waste, including certain types of hazardous waste, subjects us to risks of liability for damages. Such liability could involve, without limitation:

o claims for clean-up costs, personal injury or damage to the environment in cases in which we are held responsible for the release of hazardous or radioactive materials; and

o claims of employees, customers, or third parties for personal injury or property damage occurring in the course of our operations.

     We could also be deemed a responsible party for the cost of cleaning any property which may be contaminated by hazardous substances generated by us and disposed at such property or transported by us to a site selected by us, including properties we own or lease.

The conversion of our convertible debentures and exercise of our outstanding warrants and options could cause the market price of our common stock to fall, and may have dilution and other effects on our existing stockholders.

     The conversion of our outstanding convertible debentures, and the exercise of our outstanding warrants and options could result in the issuance of up to 7,070,348 shares of common stock, assuming all outstanding warrants and options are currently exercisable and subject to adjustment pursuant to certain anti-dilution provisions. Such issuances would reduce the percentage of ownership of our existing common stockholders and could, among other things, depress the price of our common stock. This result could detrimentally affect our ability to raise additional equity capital. In addition, the sale of these additional shares of common stock may cause the market price of our stock to decrease.

If we cannot maintain our government permits or cannot obtain any required permits, we may not be able to continue or expand our operations.

     Our business is subject to extensive, evolving, and increasingly stringent federal, state, and local environmental laws and regulations. Such federal, state, and local environmental laws and regulations govern our activities regarding the treatment, storage, recycling, disposal, and transportation of hazardous and non-hazardous waste. We must obtain and maintain permits, licenses and/or approvals to conduct these activities in compliance with such laws and regulations. Failure to obtain and maintain the required permits, licenses and/or approvals would have a material adverse effect on our operations and financial condition. If we are unable to maintain our currently held permits, licenses, and/or approvals or obtain any additional permits, licenses and/or approvals which may be required as we expand our operations, we may not be able to continue certain of our operations.

Changes in environmental regulations and enforcement policies could subject us to additional liability and adversely affect our ability to continue certain operations due to the regulated nature of our operations.

     Because the environmental industry continues to develop rapidly, we cannot predict the extent to which our operations may be affected by future enforcement policies as applied to existing laws, by changes to current environmental laws and regulations, or by the enactment of new environmental laws and regulations. Any predictions regarding possible liability under such laws are complicated further by current environmental laws which provide that we could be liable, jointly and severally, for certain activities of third parties over whom we have limited or no control.

As our operations expand, we may be subject to increased litigation which could have a negative impact on our future financial results.

     Our operations are regulated by numerous laws regarding procedures for waste treatment, storage, recycling, transportation and disposal activities, all of which may provide the basis for litigation against us. In recent years, the waste treatment industry has experienced a significant increase in so-called "toxic-tort" litigation as those injured by contamination seek to recover for personal injuries or property damage. We believe that as our operations and activities expand, there will be a similar increase in the potential for litigation alleging that we are responsible for contamination or pollution caused by our normal operations, negligence or other misconduct, or for accidents which occur in the course of our business activities. Such litigation, if significant and not adequately insured against, could adversely affect our financial condition and our ability to fund our operations. Protracted litigation would likely cause us to spend significant amounts of our time, effort and money. This could prevent our management from focusing on our operations and expansion.

If we cannot maintain adequate insurance coverage, we will be unable to continue certain operations.

     Our business exposes us to various risks, including claims for causing damage to property and injuries to persons who may involve allegations of negligence or professional errors or omissions in the performance of our services. Such claims could be substantial. We believe that our insurance coverage is presently adequate and similar to, or greater than, the coverage maintained by other companies in the industry of our size. If we are unable to obtain adequate or required insurance coverage in the future or, if our insurance is not available at affordable rates, we would violate our permit conditions and other requirements of the environmental laws, rules and regulations under which we operate. Such violations would render us unable to continue certain of our operations. These events would have a material adverse effect on our financial condition.

Our operations will suffer if we are unable to manage our rapid growth.

     We are currently experiencing a period of rapid growth through internal expansion and strategic acquisitions. This growth has placed, and could continue to place, a significant strain on our management, personnel and other resources. Our ability to grow will require us to effectively manage our collaborative arrangements and to continue to improve our operational, management, and financial systems and controls, and to successfully train, motivate and manage our employees. If we are unable to effectively manage our growth, we may not realize the expected benefits of such growth, and such failure could have a material adverse effect on our operations and financial condition.

If we are unable to protect our proprietary technologies, our growth could be limited.

     Our success is connected to our ability to maintain our proprietary technologies. The steps taken by us to protect our proprietary technologies may not be adequate to prevent misappropriation of these technologies by third parties. Misappropriation of our proprietary technology could have an adverse effect on our operations and financial condition. Changes to current environmental laws and regulations also could limit the use of our proprietary technology.

We may have difficulty integrating our recent acquisitions into our existing operations.

     Our recent acquisitions will involve the integration of companies that have previously operated independently from us, with focuses on different geographical areas. We cannot assure you that we will be able to fully integrate the operations of these companies without encountering difficulties or experiencing the loss of key employees or customers of such companies. In addition, we cannot assure you that the benefits expected from such integration will be realized.

Key personnel are critical to our business and our future success depends on our ability to retain them.

     Our success depends on the contributions of our key management, environmental and engineering personnel. The loss of these officers could have a material adverse effect on our operations, revenues, prospects, and our ability to raise additional funds. Our future success depends on our ability to retain and expand our staff of qualified personnel, including environmental technicians, sales personnel and engineers. Without qualified personnel, we may incur delays in rendering our services or be unable to render certain services. We cannot be certain that we will be successful in our efforts to attract and retain qualified personnel as their availability is limited due to the demand of hazardous waste management services and the highly competitive nature of the hazardous waste management industry. We do not maintain key person insurance on any of our employees, officers or directors.

If environmental regulation or enforcement is relaxed, the demand for our services will decrease.

     The demand for our services is substantially dependent upon the public's concern with, the continuation and proliferation of, the laws and regulations governing the treatment, storage, recycling, and disposal of hazardous and non-hazardous waste. A decrease in the level of public concern, the repeal or modification of these laws, or any significant relaxation of regulations relating to the treatment, storage, recycling, and disposal of hazardous waste and low-level radioactive waste would significantly reduce the demand for our services and could have a material adverse effect on our operations and financial condition. We are not aware of any current federal or state government or agency efforts in which a moratorium or limitation has been, or will be, placed upon the creation of new hazardous waste regulations that would have a material adverse effect on us.

Some of our existing stockholders can exert control over us and may not make decisions that further the best interests of all stockholders.

     Our officers, directors and principal stockholders (greater than 5% stockholders) together control approximately 18% of our outstanding common stock, 100% of our outstanding Series A preferred stock, and 98% of our outstanding Series B preferred stock. Series A preferred stock votes on an as converted basis as five shares of common stock and Series B preferred stock votes on an as converted basis as 25 shares of common stock. As a result, these stockholders, if they act individually or together, may exert a significant degree of influence over our management and affairs and over matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, this concentration of ownership may delay or prevent a change in control of us and might affect the market price of our common stock, even when a change in control may be in the best interest of all stockholders. Furthermore, the interests of this concentration of ownership may not always coincide with our interests or the interests of other stockholders and accordingly, they could cause us to enter into transactions or agreements which we would not otherwise consider.

Our common stock qualifies as a "penny stock" under SEC rules which may make it more difficult for our stockholders to resell their shares of our common stock.

     Our common stock trades on the Over-The-Counter Bulletin Board. As a result, the holders of our common stock may find it more difficult to obtain accurate quotations concerning the market value of the stock. Stockholders also may experience greater difficulties in attempting to sell the stock than if it were listed on a stock exchange or quoted on the Nasdaq National Market or the Nasdaq Small-Cap Market. Because our common stock does not trade on a stock exchange or on the Nasdaq National Market or the Nasdaq Small-Cap Market, and the market price of the common stock is less than $5.00 per share, the common stock qualifies as a "penny stock." SEC Rule 15g-9 under the Securities Exchange Act of 1934 imposes additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as an "established customer" or an "accredited investor." This includes the requirement that a broker-dealer must make a determination on the appropriateness of investments in penny stocks for the customer and must make special disclosures to the customer concerning the risks of penny stocks. Application of the penny stock rules to our common stock could affect the market liquidity of the shares, which in turn may affect the ability of holders of our common stock to resell the stock.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains many forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate," and "continue" or similar words. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future operating results or of our financial condition or state other "forward-looking" information.

We believe in the importance of communicating our future expectations to our investors. However, we may be unable to accurately predict or control events in the future. The factors listed in the sections captioned "Risk Factors," as well as any other cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements.


                              SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders.

Selling Stockholder                   Beneficial Ownership of   Shares to be Sold in the   Shares Beneficially Owned
                                       Shares of Common Stock               Offering (2)      After the Offering (2)
                                            Prior to Sale (1)
---------------------------------------------------------------------------------------------------------------------
Serenity Capital LLC                              4,840,321                   1,500,000                   3,340,321
---------------------------------------------------------------------------------------------------------------------



(1) Beneficial ownership is determined in accordance with rules and regulations of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person, shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of the date of this prospectus are deemed outstanding. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares beneficially owned by him. In this instance, the selling stockholders each own warrants with respect to which they are deemed to be the beneficial owner of the shares of common stock issuable upon the exercise of such warrants.

(2) Assumes the shares of common stock offered hereby are sold by the selling stockholders.


                              PLAN OF DISTRIBUTION

     The selling stockholders and any of their pledgees, donees, transferees, assignees or other successors-in-interest may, from time to time, sell any or all of the shares of common stock offered hereby on any stock exchange, market or trading facility on which the shares are traded or in private transactions. Our common stock currently trades on the Nasdaq OTC Bulletin Board. Any sales by the selling stockholders may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

     o    ordinary   brokerage   transactions  and  transactions  in  which  the
          broker-dealer  solicits  purchasers;

     o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as
          principal   to   facilitate   the   transaction;

     o    purchases  by  a   broker-dealer   as  principal  and  resale  by  the
          broker-dealer  for  its  account;

     o    an  exchange   distribution  in  accordance  with  the  rules  of  the
          applicable  exchange;

     o    privately negotiated transactions;

     o short sales; o broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

     o    a  combination  of any such  methods of sale;  and

     o    any other method permitted pursuant to applicable law.

     Broker-dealers engaged by the selling stockholders may arrange for other brokers dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. The selling stockholders may from time to time pledge or grant a security interest in any of their warrants or common stock issuable upon conversion of their warrants and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares underlying the warrants from time to time under this prospectus. The selling stockholders also may transfer their warrants or shares of common stock issuable upon conversion of their warrants in other circumstances, in which case the pledges, donees, transferees, assignees or other successors-in-interest will be a "selling stockholder" for purposes of this prospectus. The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock. We will not receive any proceeds from sales of any shares by the selling stockholders. However, we will receive proceeds upon the exercise of any warrants by the selling stockholders.

                                  LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon by McCarter & English, LLP.

                                     EXPERTS

The consolidated financial statements of Veridium Corporation as of December 31, 2003 and 2002 have been audited by WithumSmith + Brown, P.C., an independent registered public accounting firm, as stated in their report appearing herein (which report expresses an unqualified opinion). We have incorporated by reference our financial statements included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003 in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                      INFORMATION INCORPORATED BY REFERENCE

The Securities and Exchange Commission allows us to incorporate by reference certain of our publicly-filed documents into this prospectus, which means that such information is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the selling stockholders have sold all of the shares offered hereby or such shares have been deregistered. The Registrant's annual report on Form 10-KSB, as filed with the SEC on April 21, 2004, and quarterly report on Form 10-QSB, as filed with the SEC on August 13, 2004, are hereby incorporated by reference. We will provide without charge to each person to whom a copy of this prospectus has been delivered, on written or oral request a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents. Written or oral requests for such copies should be directed to Kevin Kreisler, Chief Executive Officer, Veridium Corporation, 1 Jasper Street, Paterson, New Jersey 07522.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Our By-laws, as amended, provide to the fullest extent permitted by Delaware law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Certificate of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer
(including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Certificate of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. The Company's Bylaws provide that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except as limited by Delaware law. The Company's Bylaws further provide that the Company shall indemnify to the full extent authorized by law each of its directors and officers against expenses incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a Registration Statement on Form S-8 that we filed with the SEC. Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the Registration Statement as well as reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at 450 Fifth Street, NW, Washington, D.C. 20549, and at the following Regional Offices of the SEC Northwest Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. You can obtain copies from the public reference room of the SEC at 450 Fifth Street, NW, Washington, D.C. 20549, upon payment of certain fees. You can call the SEC at 1-800-732-0330 for further information about the public reference room. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC's World Wide Web site at http://www.sec.gov. Our common stock is quoted on The Over-The-Counter Bulletin Board. Reports, proxy and information statements and other information concerning us may be inspected at The Nasdaq Stock Market at 1735 K Street, NW, Washington, D.C. 20006.

No dealer, salesperson or other person is authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction where such offer or solicitation is not authorized or is unlawful. Neither delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of our company since the date hereof.



                        4,000,000 SHARES OF COMMON STOCK



                                   PROSPECTUS



                                November 8, 2004

PART I

ITEM 1.  PLAN INFORMATION

The documents containing the information specified in Item 1 will be sent or given to participants in the Registrant's 2003 Stock Option/Stock Issuance Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2.  REGISTRANT INFORMATION; THE 2003 STOCK OPTION/STOCK ISSUANCE PLAN

Upon written or oral request, any of the documents  incorporated by reference in
Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b) or additional information about the 2003 Stock Option/Stock Issuance Plan are available without charge by contacting Kevin Kreisler, Chief Executive Officer, Veridium Corporation, 1 Jasper Street, Paterson, New Jersey 07522.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The Registrant hereby incorporates by reference the documents listed below and any future filings made with the SEC under all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the selling stockholders have sold all of the shares offered hereby or such shares have been deregistered. The Registrant's annual report on Form 10-KSB, as filed with the SEC on April 21, 2004, and quarterly report on Form 10-QSB, as filed with the SEC on August 13, 2004, are hereby incorporated by reference.

ITEM 4.  DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. The Company's Bylaws provide that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except as limited by Delaware law. The Company's Bylaws further provide that the Company shall indemnify to the full extent authorized by law each of its directors and officers against expenses incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation.

Insofar as indemnification for liabilities may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, or the Securities Act of 1934, (collectively, the "Acts") as amended, it is the position of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Acts and are therefore, unenforceable.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

None.

ITEM 8.           EXHIBITS

EXHIBIT NUMBER    EXHIBIT
--------------    -------

4.1               2003 Stock Option/Stock Issuance Plan of Veridium Corporation

5.1               Opinion of McCarter & English, LLP

23.1              Consent of WithumSmith + Brown, P.C.

23.2              Consent of McCarter & Enlgish,, LLP (included in Exhibit 5.1)

ITEM 9.           UNDERTAKINGS

(A) The undersigned registrant hereby undertakes:

(1) To file, during the period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
          Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of a filing on Form S-8 and authorized this filing to be signed on its behalf by the undersigned, in Paterson, New Jersey, on November 1, 2004.

VERIDIUM CORPORATION

              /S/      KEVIN E. KREISLER
By:                    KEVIN E. KREISLER
                       Chairman and Chief Executive Officer
Date:                  November 8, 2004

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below hereby constitutes and appoints Kevin Kreisler as such person's true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person's name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission, any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute therefore, may lawfully do or cause to be done by virtue thereof.

VERIDIUM CORPORATION

                /S/      KEVIN E. KREISLER
By:                      KEVIN E. KREISLER
                         Chairman and Chief Executive Officer
Date:                    November 8, 2004

                /S/      JIM GREEN
By:                      JIM GREEN
                         President, Chief Operational Officer and
                           Acting Chief Financial Officer
Date:                    November 8, 2004

                /S/      RICHARD KRABLIN
By:                      RICHARD KRABLIN
                         Secretary and Chief Compliance Officer
Date:                    November 8, 2004

                /S/      JAMES HANRAHAN
                         Director
Date:                    November 8, 2004

                /S/      STEPHEN LEWEN
                         Director
Date:                    November 8, 2004